Exhibit 99.1

BROADMARK REALTY CAPITAL ANNOUNCES THIRD QUARTER 2020 RESULTS

– Originated $153.4 Million of Loans –

– Industry Leading Balance Sheet with No Debt and $173.6 Million of Cash –

Seattle, WA – November 9, 2020 – Broadmark Realty Capital Inc. (NYSE: BRMK) (the “Company”), an internally managed real estate secured finance company, today announced operating results for the quarter ended September 30, 2020.

“We are very happy to have regained momentum as our third quarter origination volumes have returned to pre-COVID levels, reflecting the resiliency of housing fundamentals in our high-growth target markets,” said Jeff Pyatt, President and Chief Executive Officer of Broadmark. “We continue to experience sustained demand for construction loans supported by the current low interest rate environment as well as continued new household formation. Furthermore, we are gaining incremental share in all of our regions, particularly in our newer Southeast and Mid-Atlantic markets as we demonstrate our unparalleled speed and certainty of execution relative to other lenders.”

Mr. Pyatt continued, “We believe that we are incredibly well positioned with our portfolio of primarily residential loans and a continued focus on supporting the effort to meet the housing shortage. The demand for new housing construction has persisted through the pandemic, while other real estate assets remain under pressure. Our lending expertise and no debt balance sheet position us to capitalize on these near and long-term drivers as we focus on the creation of shareholder value in the process.”

Third Quarter 2020 Financial Highlights

◾	Total Revenue of $29.0 million for the three months ended September 30, 2020.
◾	GAAP Net Income of $23.2 million, or $0.18 per diluted common share.
◾	Core Earnings, a non-GAAP financial measure, of $23.3 million, or $0.18 per diluted common share.

Third Quarter 2020 Loan Portfolio Highlights

◾	Originated $153.4 million, comprised of 22 loans at a weighted average loan to value of 60.6%.
◾	Interest income was $21.8 million and fee income was $7.1 million.
◾	Total loan portfolio of $1.2 billion across 12 states and the District of Columbia.

Balance Sheet Activity and Liquidity

At September 30, 2020, the Company had cash and cash equivalents of $173.6 million and $305.4 million of unfunded loan commitments. The Company has no debt outstanding.

Dividend

Subsequent to quarter end, on October 13, 2020, the Company’s board of directors declared a cash dividend of $0.06 per common share payable on November 13, 2020 to stockholders of record as of October 30, 2020, and on November 9, 2020, the board of directors declared a cash dividend of $0.06 per common share payable on December 15, 2020 to stockholders of record as of November 30, 2020.

Loan Portfolio

As of September 30, 2020, a total of 30 loans were in contractual default, totaling $194.4 million in principal balance outstanding, which excludes five loans for which forbearance agreements were executed totaling $23.3 million in principal outstanding. Of the loans in contractual default, 13 loans had impairment as of September 30, 2020, with the Company’s estimated losses reflected in its allowance for loan losses of $6.1 million. During the three months ended September 30, 2020, the Company resolved six loans in contractual default and limited new contractual defaults to one loan compared to eight and 17 new contractual defaults during the three months ended June 30, 2020 and March 31, 2020, respectively.

Additional Information

The Company has posted supplemental financial information to provide additional disclosure on its website at www.broadmark.com. These materials can be found on the Investors section of the website under the “Financials” tab.

Conference Call and Webcast Information

The Company will host a live conference call and webcast on Monday, November 9, 2020 at 5:00 p.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.broadmark.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least 15 minutes prior to start time.

Domestic: 1-877-407-9039

International: 1-201-689-8470

Conference Call Playback:

Domestic: 1-844-512-2921

International: 1-412-317-6671

Passcode: 13712402

The playback can be accessed through November 23, 2020.

Forward Looking Statements

This earnings release contains certain “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements concerning the Company’s operations, economic performance and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect the Company’s current views with respect to, among other things, capital resources, portfolio performance and projected results of operations. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases. Forward-looking statements do not guarantee future performance, which may be materially different from that expressed in, or implied by, any such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.

These forward-looking statements are based largely on the Company’s current beliefs, assumptions and expectations concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be those that it has anticipated. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or within its control, and which could materially affect actual results, performance or achievements. Factors that may cause actual results to vary from the Company’s forward-looking statements include, but are not limited to:

●	risks described in the Company’s Annual Report on Form 10-K for the year ended on December 31, 2019, including those set forth under the “Risk Factors” and “Business” sections, and under the heading “Risk Factors” in our Quarterly Reports on Form 10-Q;
●	the magnitude, duration and severity of the novel coronavirus (“COVID-19”) pandemic;
●	disruptions in the Company’s business operations, including construction lending activity, relating to COVID-19;
●	adverse impact of COVID-19 on the value of the Company’s goodwill established in its business combination consummated on November 14, 2019;
●	the impact of actions taken by governments, businesses, and individuals in response to the COVID-19 pandemic;
●	the current and future health and stability of the economy and residential housing market, including any extended slowdown in the real estate markets as a result of COVID-19;
●	changes in laws or regulations applicable to the Company’s business, employees, lending activities, including current and future laws, regulations and orders that limit the Company’s ability to operate in light of COVID-19;
●	defaults by borrowers in paying debt service on outstanding indebtedness;
●	the adequacy of collateral securing the Company’s loans and declines in the value of real estate property securing its loans;
●	availability of origination and acquisition opportunities acceptable to the Company;

●	potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements;
●	increased competition from entities engaged in construction lending activities;
●	general economic uncertainty and the effect of general economic conditions on the real estate and real estate capital markets in particular;
●	general and local commercial and residential real estate property conditions;
●	changes in federal government policies;
●	changes in federal, state and local governmental laws and regulations that impact the Company’s business, assets or classification as a real estate investment trust;
●	the Company’s ability to pay, maintain or grow the dividend in the future;
●	changes in interest rates;
●	the availability of, and costs associated with, sources of liquidity;
●	the adequacy of the Company’s policies, procedures and systems for managing risk effectively;
●	the ability to manage future growth; and
●	changes in personnel and availability of qualified personnel.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The Company uses its website and social media channels as channels of distribution of Company information. The information that the Company posts through these channels may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor these channels, in addition to following the Company’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of the Company’s website at http://ir.broadmark.com/resources/email-alerts. The contents of the Company’s website and social media channels are not, however, incorporated by reference into this earnings release.

About Broadmark Realty Capital

Broadmark Realty Capital Inc. (NYSE: BRMK) is an internally managed commercial real estate finance company that offers short-term, first deed of trust loans secured by real estate to fund the acquisition, renovation, rehabilitation or development residential or commercial properties. Broadmark Realty Capital manages and services its loan portfolio across a variety of market conditions and economic cycles.

Contact:

Investor Relations

InvestorRelations@broadmark.com

206-623-7782

Media Relations

Jason Chudoba

646-277-1249

BROADMARK REALTY CAPITAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$173,602	$238,214
Mortgage notes receivable, net	858,713	821,589
Interest and fees receivable, net	11,917	4,108
Investment in real property, net	3,743	5,837
Intangible assets, net	706	4,970
Goodwill	136,965	131,965
Other assets	4,981	2,046
Total assets	$1,190,627	$1,208,729

Liabilities and Equity
Accounts payable and accrued liabilities	$3,504	$8,415
Dividends payable	7,934	15,842
Total liabilities	$11,438	$24,257
Commitments and Contingencies
Common stock, $0.001 par value, 500,000,000 shares authorized, 132,236,307 and 132,015,635 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	132	132
Preferred stock, $0.001 par value, 100,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2020 and December 31, 2019	—	—
Additional Paid in Capital	1,212,914	1,209,120
Accumulated deficit	(33,857)	(24,780)
Total equity	1,179,189	1,184,472
Total liabilities and equity	$1,190,627	$1,208,729

BROADMARK REALTY CAPITAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019(2)	2020	2019(2)
Revenues
Interest income	$21,844	$25,284	$68,577	$69,363
Fee income	7,139	9,297	21,244	31,574
Total Revenue	28,983	34,581	89,821	100,937
Other Income:
Change in fair value of optional subscription liabilities	1,948	—	5,094	—
Expenses
Impairment:
Loan loss (benefit) provision	(652)	2,704	3,279	2,777
Operating expenses:
Compensation and employee benefits	5,160	794	11,397	4,647
General and administrative	3,199	5,227	9,977	11,468
Total Expenses	7,707	8,725	24,653	18,892
Income before income taxes	23,224	25,856	70,262	82,045
Income tax provision	—	—	—	—
Net income	$23,224	$25,856	$70,262	$82,045
Earnings per common share: (1)
Basic	$0.18	$—	$0.53	$-
Diluted	$0.18	$—	$0.53	$-
Weighted-average shares of common stock outstanding, basic and diluted
Basic	132,282,252	—	132,156,844	—
Diluted	132,316,746	—	132,207,605	—

(1)	The Company determined that earnings per unit in the Predecessor periods would not be meaningful to the users of this filing, given the different unit holders and members’ equity structures of each individual entity in the Predecessor Company Group.

(2)	Predecessor periods are combined as disclosed in Note 1 to the unaudited condensed consolidated financial statements of Form 10-Q filed on November 9, 2020 with the SEC.

BROADMARK REALTY CAPITAL, INC.

RECONCILIATION OF NET INCOME TO CORE EARNINGS

(in thousands, except for per share amounts)

Definition of Core Earnings

Core earnings is a non-GAAP financial measure used by management as a supplemental measure to evaluate the Company’s performance. The Company defines core earnings as net income attributable to common stockholders adjusted for: (i) impairment recorded on its investments in mortgage notes receivable; (ii) realized and unrealized gains or losses on both investments and optional subscription liabilities; (iii) non-capitalized transaction-related expenses and first year public company transition expenses; (iv) non-cash stock-based compensation; (v) amortization of intangible assets; and (vi) deferred taxes, which are subject to variability and generally not indicative of future economic performance or representative of current operations.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Core earnings excludes certain recurring items, such as gains and losses (including provision for loan losses) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of its activities.

Core earnings does not represent, and should not be considered as a substitute, for net income or as a substitute for cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of this measure may not be comparable to similarly titled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure:

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
(dollars in thousands, except share and per share data)	2020	2020
Net income attributable to common stockholders	$23,224	$70,262
Adjustments for non-core earnings:
Stock-based compensation expense	1,913	3,794
First year public company transition expenses (1)	684	2,750
Change in fair value of optional subscription liabilities	(1,948)	(5,094)
Amortization of intangible assets	103	(682)
Loan loss (benefit) provision	(652)	3,279
Core earnings	$23,324	$74,309

Earnings per share, basic	$0.18	$0.53
Earnings per share, diluted	$0.18	$0.53
Core earnings per share, basic	$0.18	$0.56
Core earnings per share, diluted	$0.18	$0.56
Weighted-average number of shares of common stock outstanding, basic and diluted
Basic	132,282,252	132,156,844
Diluted	132,316,746	132,207,605

(1)	Expenses directly related to first year of public company reporting and compliance, primarily professional fees in connection with the design and implementation of internal controls and procedures under Section 404 of the Sarbanes-Oxley Act.